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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TeleTech Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELETECH HOLDINGS, INC.
9197 S. Peoria Street
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of stockholders of TeleTech Holdings, Inc., a Delaware corporation, will be held at 10243 Genetic Center Drive, San Diego, California 92121 on Thursday, May 15, 2003, at 10:00 a.m., local time, for the following purposes:

  1.
  to elect nine directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified (see page 5);

  2.
  to ratify the appointment of Ernst & Young LLP as our independent auditor for 2003 (see page 17;

  3.
  to consider the Shareholder Proposal (see page 18); and

  4.
  to transact such other business as may properly come before the Annual Meeting.

        The record date for the Annual Meeting is March 25, 2003. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Sharon A. O'Leary Senior Vice President, General Counsel and Secretary

Englewood, Colorado
April 9, 2003

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

TeleTech Holdings, Inc.
9197 S. Peoria Street, Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2003

        The Board of Directors of TeleTech Holdings, Inc., a Delaware corporation ("TeleTech," the "Company," "we," "us," or "our") is soliciting proxies to be used at our Annual Meeting of stockholders to be held at 10:00 a.m. on May 15, 2003, at TeleTech Holdings, Inc.'s Newgen Subsidiary located at 10243 Genetic Center Drive, San Diego, California 92121. This proxy statement contains important information regarding TeleTech's Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

        A number of abbreviations are used in this Proxy Statement. The term "proxy materials" includes this proxy statement, the enclosed proxy card, and TeleTech's Annual Report for 2002.

        The Board of Directors is sending these proxy materials on or about April 9, 2003.

Who Can Vote

        Stockholders of record at the close of business on March 25, 2003 (the "Record Date") may vote at the Annual Meeting. On the Record Date, we had approximately 75,058,233 issued and outstanding shares of common stock, which were held by approximately 141 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the Annual Meeting.

How You Can Vote

        You can vote your shares if you are represented by proxy or present in person at the Annual Meeting. If you hold your shares through your broker in "street name," you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares "FOR" the election of all nominees for director and as recommended by the Board with regard to all other matters.

Revocation of Proxies

        You can revoke your proxy at any time before it is voted at the Annual Meeting by any of the following three methods:

  •
  by voting in person at the Annual Meeting;

  •
  by delivering to the Company's Secretary a written notice of revocation dated after the proxy; or

  •
  by delivering another proxy dated after the previous proxy.

Required Votes

        Each share of common stock has one vote on all matters properly brought before the Annual Meeting. In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the Record Date must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other Company proposals.

        Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company and the beneficial owner of approximately 49.7% of the issued and outstanding shares of common stock, has indicated that he intends to vote for all persons nominated by the Board of Directors for election to the Board of Directors and as recommended by the Board with regard to other proposals to be presented at the Annual Meeting.

Voting Procedures

        Votes cast by proxy at the Annual Meeting will be tabulated by an automatic system administered by the Company's transfer agent. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

        If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have the authority to vote your non-voted shares (known as "broker non-votes") on certain routine matters, such as the election of directors and the ratification of auditors. No broker may vote shares with respect to the Stockholder Proposal without specific instructions from beneficial owners. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether the Stockholder Proposal has been approved.

        If you hold shares in TeleTech's Employee Stock Purchase Plan ("ESPP") and you do not return a proxy card, Wachovia Securities, as third party administrator of the ESPP has the authority to vote your non-voted shares on certain routine matters, such as the election of directors and the ratification of auditors. Wachovia may not vote shares with respect to the Stockholder Proposal without specific instructions from beneficial owners.

        Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of TeleTech common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

Costs of Proxy Solicitation

        The Company will bear the costs of soliciting proxies from its stockholders. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

        If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the Annual Meeting without an admission ticket, you will only be admitted once we verify your share ownership at the stockholders' admission counter. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

        A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting and at the Company's principal offices located at 9197 S. Peoria Street, Englewood, Colorado 80112 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of March 31, 2003, information with respect to each person who was known by TeleTech (based upon a review of schedules and reports filed with the Securities and Exchange Commission ("SEC")) to be the beneficial owner of more than 5% of TeleTech's common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class
Kenneth D. Tuchman 9197 S. Peoria Street Englewood, Colorado 80112	37,321,540	(1)	49.7%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	5,488,900		7.31%

(1)
Includes (a) 36,873,167 shares subject to sole voting and investment power, which includes (i) 20,000,000 shares held by a limited liability limited partnership controlled by Mr. Tuchman, 306,895 shares held by a limited liability limited partnership in which Mr. Tuchman is the controlling general partner and 840,000 shares subject to options exercisable within 60 days and (b) 448,373 shares subject to shared voting and investment power, which includes (i) 100,000 shares held by a limited liability partnership in which Mr. Tuchman and his spouse own direct or indirect controlling partnership interests, (ii) 300,000 shares held by the Tuchman Family Foundation, established to benefit entities that have been granted exempt status under Section 501(c)(3) of the Internal Revenue Code, (iii) 38,373 shares held by a trust for the benefit of Mr. Tuchman's nieces and nephews, for which Mr. Tuchman's spouse is the sole trustee and (iv) 10,000 shares held by Mr. Tuchman's spouse. Mr. Tuchman disclaims beneficial ownership of all shares held by the Tuchman Family Foundation, the trust for the benefit of Mr. Tuchman's nieces and nephews and his spouse.

Security Ownership of Management

        The following table sets forth information concerning shares of common stock beneficially owned by each director and named executive officer of TeleTech as of March 31, 2003 and by all directors and executive officers as a group.

Name	Total Number of Shares Beneficially Owned **		Shares Subject to Options *** (Included in Total)	Approximate Percent of Class
Kenneth D. Tuchman	37,321,540	(1)	840,000	49.7%
James E. Barlett	212,000		212,000	*
Rod Dammeyer	153,500		135,000	*
George Heilmeier	137,000	(2)	134,000	*
William A. Linnenbringer	10,000		10,000	*
Ruth Lipper	25,000		25,000	*
Morton Meyerson	918,594		436,119	1.2%
Alan Silverman	381,830	(3)	219,000	*
Shirley Young	10,000		10,000	*
Margot O'Dell	222,745		210,000	*
Michael E. Foss	197,511		186,250	*
Richard S. Erickson	229,348		229,348	*
James B. Kaufman	116,000		116,000	*
All directors and executive officers as a group (13 persons)	39,935,068		2,762,717	53.2%

*
Less than 1%.

**
Includes shares subject to acquisition through exercise of stock options within 60 days.

***
Shares subject to acquisition through exercise of stock options within 60 days.

(1)
Includes 426,799 shares subject to shared voting and investment power.

(2)
Includes 3,000 shares subject to shared voting and investment power.

(3)
Includes 11,300 shares subject to shared voting and investment power.

PROPOSAL 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, nine persons will be elected to the Board of Directors of the Company to hold office until the next Annual Meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all such nominees. Each of the nominees is currently serving as a director of the Company and has consented to being named in this Proxy Statement as a nominee and to continue to serve as a director if elected. Information concerning the nine nominees proposed for election to the Board of Directors is set forth below.

        In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board of Directors may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

Information Concerning the Nominees for Election as Directors

        Kenneth D. Tuchman, 43, founded TeleTech's predecessor company in 1982 and has served as the Chairman of the Board of Directors since TeleTech's formation in 1994. Mr. Tuchman served as the Company's President and Chief Executive Officer from the Company's inception until the appointment of Scott Thompson as Chief Executive Officer and President in October of 1999. In March 2001, Mr. Tuchman resumed the position of Chief Executive Officer following the resignation of Mr. Thompson in March of 2001. Mr. Tuchman serves on the board of Ocean Journey and the Boy Scouts of America. Mr. Tuchman is also a member of the State of Colorado Governor's Commission on Science and Technology.

        James E. Barlett, 59, Mr. Barlett has served as a director of TeleTech since February 2000 and Vice Chairman of TeleTech since October 2001. Before joining TeleTech as Vice Chairman, Mr. Barlett served as the President and Chief Executive Officer of Galileo International, Inc. from 1994 to 2001, was elected Chairman in 1997 and served until 2001. Prior to joining Galileo, Mr. Barlett served as Executive Vice President of Worldwide Operations and Systems for MasterCard International Corporation, where he was also a member of the MasterCard International Operations Committee. Previously, Mr. Barlett was Executive Vice President of Operations for NBD Bankcorp, Vice Chairman of Cirrus, Inc., and a partner with Touche Ross and Co., currently known as Deloitte & Touche. Mr. Barlett also serves on the board of Korn/Ferry International.

        Rod Dammeyer, 62, was elected to the Board of Directors of TeleTech in September 1996. Mr. Dammeyer is the President of CAC, llc, a private company offering capital investment and management advisory services. Mr. Dammeyer is retired Vice-Chairman of Anixter International and retired Managing Partner of Equity Group Investments, LLC. Mr. Dammeyer is a trustee of Van Kampen Investments, Inc. closed-end funds, a diversified asset management company. He is also a member of the boards of directors of GATX Corporation, Stericycle, Inc., and Therasense, Inc. During the past two-years, Mr. Dammeyer has become increasingly involved with improving education. He is co-chairman of the leadership council of the Chicago Public Education Fund and a director of New Leaders for New Schools. He also serves on the board of the University of Chicago Hospitals and Health System.

        George Heilmeier, 66, was elected to the Board of Directors of TeleTech in November 1998. Dr. Heilmeier is Chairman Emeritus of Telcordia Technologies, formerly Bell Communications Research, Inc., a provider of communications software and engineering, consulting and training services ("Bellcore"), and he served as Bellcore's President and Chief Executive Officer from 1991 to 1997 and Chairman and Chief Executive Officer from 1997 until his retirement. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board and the National Academy of Engineering. Dr. Heilmeier also serves as a director of Automatic Data Processing Inc. and INET, Inc. He is also a trustee of the Mitre Corporation.

        William A. Linnenbringer, 54, was elected to the Board of Directors of TeleTech in February 2003. Mr. Linnenbringer has over 30 years of experience serving major companies and financial services industry organizations, primarily as a partner with PricewaterhouseCoopers (PwC). Mr. Linnenbringer joined PwC in 1970, and served in the St. Louis, Chicago, New York and London offices throughout his 32-year career with the firm. During his tenure at PwC, Mr. Linnenbringer held numerous leadership positions, including Managing Partner for the U.S. Banking and Financial Services Industry Practice, Chairman of the Global Financial Services Industry Practice, and a member of the firm's Policy Board and World Council of Partners. In addition, Mr. Linnenbringer served as Global Relationship Partner for many of PwC's largest clients. Mr. Linnenbringer is currently a member of the International Advisory Board of Leadership Forum International (affiliated with Georgetown University and Charles University in Prague, Czech Republic), and a member of the International Advisory Board of Oxford Analytica, an international information services firm that provides business and political leaders with analysis of worldwide political, economic and social developments.

        Ruth Lipper, 52, was elected to the Board of Directors of TeleTech in June 2002. Ms. Lipper has spent more than 25 years working in various financial and philanthropic leadership roles. From 1987 to 2000, Ms. Lipper was Senior Vice President and Treasurer for Lipper Analytical Services, Inc. Founded in 1973, Lipper Analytical Services was analyzing nearly 40,000 mutual funds through offices in the United States, London, and Hong Kong at the time of its sale to Reuters Group PLC in 1998. Ms. Lipper is currently a volunteer chairperson for the Lipper Family Foundation. She received her Bachelor of Arts from the University of Detroit and Master of Business Administration from Wayne State University.

        Morton Meyerson, 64, has served as a director of TeleTech since March 1998. Mr. Meyerson served, from 1992 to 1997, as Chairman and Chief Executive Officer of Perot Systems Corporation, a computer and information services provider. From 1979 to 1986, he served as President and from May to December 1986, as Vice Chairman of the Board of Electronic Data Systems, a computer and information services provider. Mr. Meyerson is also the founder, Chairman and Chief Executive Officer of 2M Companies, Inc., a private investment firm. Mr. Meyerson is a director of Energy Services Company International, Inc. (ENSCO), an offshore drilling company.

        Shirley Young, 67, was elected to the Board of Directors of TeleTech in December 2002. Ms. Young is President of Shirley Young Associates, LLC, a business advisory company, and serves as senior adviser to General Motors-Asia Pacific. Ms. Young is currently a director of Netro Corporation and is Governor and ex-Chairman of the Committee of 100, a national Chinese-American leadership resource, and serves as chairman of the Committee 100 Cultural Institute. She is a founding member of the Committee of 200, an international organization of leading businesswomen. She is a trustee of Interlochen Center for the Arts and served as trustee of Wellesley College and on the Board of Directors of the Associates of the Harvard Business School, and Phillips Academy in Andover, Massachusetts, as well as the Detroit Symphony Orchestra, the Detroit Institute of Arts, and Shanghai Symphony Orchestra. Ms. Young is a graduate of Wellesley College, Phi Beta Kappa, and is a recipient of the Wellesley College Alumna Achievement Award.

        Alan Silverman, 59, has served as a director of TeleTech since January 1995. Mr. Silverman has served as a director and is President of Essaness Theatres Corporation, an investment holding company. Mr. Silverman is also a director of Keystone Biomedical, Inc., a company that develops, tests and licenses pharmaceutical agents. Mr. Silverman also serves as a director of various private corporations including Legal Research Network and Bodega Latina Corporation. He is a director of the Lymphoma Research Foundation.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote "FOR" all of the nominees for election as directors.

Information Regarding the Board of Directors and Committees Thereof

        Directors are elected at each Annual Meeting of the Company's stockholders to serve until the date of the next Annual Meeting or until their successors are elected and qualified. During 2002, the Board of Directors held four (4) regularly scheduled meetings and six(6) special meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Each of the current directors attended at least 75% of the regularly scheduled meetings of the Board of Directors called during the time he served as a director and at least 75% of all meetings of each committee of the Board of Directors on which they served.

        The Board of Directors has standing Audit, Compensation and Nominating committees, which assist the Board in the discharge of its responsibilities. Members of each committee are elected by the Board at its first meeting following the Annual Meeting of stockholders and serve for one-year terms.

        The Audit Committee reports to the Board regarding the appointment of the independent public accountants of TeleTech, the scope and fees of the prospective annual audit and the results thereof, compliance with TeleTech's accounting and financial policies and management's procedures and policies relative to the adequacy of TeleTech's internal accounting controls. The current members of the Audit Committee are Rod Dammeyer, George Heilmeier, William Linnenbringer and Morton Meyerson, each of whom is independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. During 2002, the Audit Committee held four (4) regularly scheduled meetings and six (6) special meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. The Audit Committee has a written charter. See "Report from the Audit Committee".

        The Compensation Committee reviews performance goals and determines or approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement); reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto); and administers the TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan; the TeleTech Holdings, Inc.1995 Stock Plan; the TeleTech Holdings, Inc. Employee Stock Purchase Plan and such other employee benefit plans as may be adopted by TeleTech from time to time. See "Report of the Compensation Committee on Executive Compensation." The Compensation Committee also evaluates the compensation of Board Members. The current members of the Compensation Committee are Rod Dammeyer, George Heilmeier and Ruth Lipper, each of whom is a Non-Employee director of the Company. During 2002, the Compensation Committee held four (4) regularly scheduled meetings and one (1) special meeting and took all other actions pursuant to unanimous written consents in lieu of meetings.

        The Nominating Committee nominates and evaluates the performance of Board members. The Nominating Committee will consider candidates for the Board recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption "General Information—Next Annual Meeting of Stockholders" in this Proxy Statement to the Secretary of TeleTech, 9197 S. Peoria Street, Englewood, Colorado 80112. The current members of the Nominating Committee are Morton Meyerson, James Barlett and Ruth Lipper. During 2002, the Nominating Committee held four (4) regularly scheduled meetings and one (1) special meeting.

Compensation of Directors

        Directors who are also employees of the Company receive no remuneration for serving as directors or committee members. Non-Employee directors receive an annual retainer of $40,000, a meeting fee of $1,000 for each Board and Committee meeting attended and a meeting fee of $500 for each telephonic Board and Committee meeting attended. The Chairmen of the Audit, Compensation and Nominating Committees receive an additional fee of $5,000 per year. Non-Employee directors also receive options pursuant to the TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan. Each Non-Employee director who is first elected or appointed to the Board receives an option to purchase 10,000 Common Shares. Each Non-Employee director also receives an option to purchase 15,000 Common Shares on the day of each annual meeting of shareholders subsequent to his or her initial election or appointment to the Board, provided that he or she continues in office after the annual meeting. The exercise price for each option granted is 100% of the fair market value of the Common Shares on the date of grant.

        The Company entered into a consulting agreement in February 1998 with Morton Meyerson, a director of the Company, pursuant to which Mr. Meyerson agreed to render certain advisory and consulting services to the Company. As compensation for such services, the Company granted to Mr. Meyerson an option to purchase up to 200,000 shares of common stock with an exercise price of $9.50 per share, the closing sales price of the common stock as reported by the Nasdaq National Stock Market on the date of the consulting agreement. The option vests over five years and is subject to accelerated vesting if and to the extent that the closing sales price of the common stock during any 15 consecutive trading days equals or exceeds certain target levels. Under the terms of the option, the exercise price is required to be paid by delivery of shares of common stock of the Company that have a fair market value equal to the exercise price. Accordingly, Mr. Meyerson will receive no more than 200,000 shares of common stock pursuant to the option, net of shares received by the Company for exercise consideration. The Company terminated the consulting agreement in May 2002. Pursuant to an addendum to the option to purchase shares of common stock under the consulting agreement, the Company allowed Mr. Meyerson to retain the options granted which under their original terms would have terminated simultaneously with the consulting agreement.

        In October 2001, the Company entered into an employment agreement with Kenneth D. Tuchman to serve as Chief Executive Officer of the Company. As compensation for such services, Mr. Tuchman receives an annual salary of $250,000. Mr. Tuchman was also granted an option to purchase 420,000 shares of common stock at $6.98 per share. The option vested as to 50% on October 1, 2001 and as to 100% on December 31, 2001. In February 2002, Mr. Tuchman was granted an option to purchase 420,000 shares of common stock at $11.83 per share. The option vested as to 100% on February 25, 2003.

        In October 2001, the Company entered into an employment agreement with James Barlett, a director of the Company, to serve as Vice Chairman of the Company. As compensation for such services, Mr. Barlett receives an annual salary of $250,000 per year. Mr. Barlett was also granted an option to purchase 400,000 shares of common stock at $7.84 per share. The option vests over a period of 4 years. Mr. Barlett also received a grant of 200,000 shares of restricted common stock for which restrictions lapse as to 50% on October 15, 2003 and 100% on October 15, 2005 and a grant of 50,000 shares of restricted common stock for which restrictions lapse as to 100% on October 15, 2005. Both grants of restricted stock contain provisions which provide for the immediate lapse of all restrictions upon a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding common stock (collectively, "insiders") to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide the Company with copies of all Section 16(a) reports that the insiders file with the SEC. Based solely upon the Company's review of copies of Section 16(a) reports received by it, and written representations that no such reports were required to be filed with the SEC, the Company believes that all of its insiders complied with all Section 16(a) filing requirements applicable to them during 2002 with the exception of Jeff Sperber, the Company's controller who reported a late transaction that should have been reported on Form 4 on a Form 5.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation earned by Kenneth D. Tuchman, the Company's Chief Executive Officer and the next four most highly compensated executive officers who were serving as executive officers at the end of 2002 (collectively, the "named executive officers").

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Other Annual Compensation		Securities Underlying Options (#)	All Other Compensation ($)
Kenneth D. Tuchman Chairman and Chief Executive Officer	2002 2001	250,000 250,000	-0- -0-	40,802 42,237	(1) (1)	420,000 420,000	—
Margot M. O'Dell Chief Financial Officer and Executive Vice President of International Operations	2002 2001 2000	261,923 253,980 67,308	150,000 67,307 50,000	6,744 5,241 —	(2) (2)	— 220,000 250,000	— —
Michael E. Foss Executive Vice President—Business Development	2002 2001 2000	265,000 265,461 250,000	235,200 187,846 112,000	10,024 18,395 100,058	(2) (2) (3)	30,000 15,000 50,000	— —
Richard S. Erickson Executive Vice President Customer Solutions	2002 2001 2000	245,000 242,962 235,000	275,200 188,000 70,000	4,954 19,693 —	(2) (4)	55,000 25,000 50,000	— —
James B. Kaufman Executive Vice President, Sales Solutions and Marketing	2002 2001 2000	249,999 248,384 220,000	91,182 150,000 55,000	13,979 23,745 —	(2) (2)	40,000 60,000 50,000	— — —

(1)
Includes auto allowance, imputed income from Deferred Compensation Plan and executive benefits paid by TeleTech.

(2)
Includes executive benefits paid by TeleTech.

(3)
Consists of relocation costs paid or reimbursed by TeleTech.

(4)
Includes executive benefits and interest at a below market interest rate in connection with $150,000 loan (see Certain Relationships and Related Party Transactions).

Option Grants in 2002

        The following table sets forth information with respect to options to purchase shares of the Company's common stock that were granted in fiscal 2002 to the named executive officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Kenneth D. Tuchman	420,000	15%	$11.83	2/25/12	3,124,800	7,917,000
Margot M. O'Dell	—	—	—	—	—	—
Michael E. Foss	30,000	1.1%	$11.83	2/25/12	223,200	565,500
Richard S. Erickson	55,000	1.8%	$11.83	2/25/12	409,200	1,036,750
James B. Kaufman	40,000	1.4%	$11.83	2/25/12	297,600	754,000

(1)
These stock options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant and expire 10 years from the grant date with the exception of stock options granted to Kenneth D. Tuchman which became exercisable with regard to 100% of the grant on February 25, 2003.

(2)
The potential realizable value is calculated assuming that the fair market value on the date of grant, which equals the exercise price, appreciates at the indicated annual rate (set by the SEC), compounded annually, for the 10-year term of the option.

Aggregate Option Exercises in 2002 and Fiscal Year-End Option Values

        The following table sets forth information with respect to options exercised during 2002, and the aggregate number and value of shares underlying unexercised options held as of December 31, 2002, by each of the named executive officers.

			Number of Shares Underlying Unexercised Options as of December 31, 2002 (#)
					Value of Unexercised In-the-money Options as of December 31, 2002 ($)(1)
Name	Shares acquired on exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth D. Tuchman	—	—	420,000	—	$117,600	-0-
Margot M. O'Dell	—	—	180,000	290,000	$7,000	$21,000
Michael E. Foss	—	—	178,750	166,250	$1,012	$3,037
Richard S. Erickson	—	—	190,598	131,866	$56,322	$33,274
James B. Kaufman	—	—	106,000	144,000	$49,410	$42,390

(1)
The value of each option is based on $7.26, the last reported sales price of the common stock as reported on the Nasdaq National Stock Market on December 31, 2002, less the exercise price payable for such shares.

Employment Agreements

        Agreement with Kenneth D. Tuchman.    The Company entered into an employment agreement with Kenneth D. Tuchman, the Company's Chief Executive Officer, effective October 1, 2001. Pursuant to his employment agreement, Mr. Tuchman is entitled to receive an annual base salary of $250,000.

        Agreement with Margot M. O'Dell.    The Company entered into an employment agreement with Margot O'Dell, the Company's Chief Financial Officer and Executive Vice President of International Operations, effective February 8, 2001. Pursuant to her employment agreement, Ms. O'Dell is entitled to receive an annual base salary of $250,000 with an annual bonus targeted at 100% of her base salary. Ms. O'Dell's employment agreement was amended in October 2002 and she is currently entitled to receive an annual base salary of $280,000 with an annual bonus targeted at 100% of her base salary.

        Agreement with Michael E. Foss.    The Company entered into an employment agreement with Michael E. Foss, Executive Vice President of Business Development effective October 1, 2001 whereby Mr. Foss is entitled to receive a base salary of $265,000 with an annual bonus targeted at 100% of his base salary.

        Agreement with Richard S. Erickson.    The Company entered into an employment agreement with Richard S. Erickson, Executive Vice President of Customer Solutions effective May 15, 2001 whereby Mr. Erickson is entitled to receive an annual base salary of $245,000, with an annual bonus targeted at 100% of his base salary. Mr. Erickson also has certain debt obligations to the Company (See Certain Relationships and Related Party Transactions).

        Agreement with James B. Kaufman.    The Company entered into an employment agreement with James B. Kaufman, Executive Vice President of Sales, Solutions and Marketing effective May 15, 2001 whereby Mr. Kaufman is entitled to receive an annual base salary of $250,000 with an annual bonus targeted at 60% of his base salary. In September 2002, Mr. Kaufman transitioned from the role of Executive Vice President and General Counsel to the Executive Vice President of Sales, Solutions and Marketing. At that time, his employment agreement was amended to provide that his annual bonus be targeted at 100% of his base salary.

Executive Change of Control and Termination Arrangements

        The Company's standard option agreement for employees who are employed at the vice president level or higher contains, a provision whereby the vesting of such stock options (which typically have a 4 or 5 year vesting period) would accelerate by a period of 2 years immediately upon the occurrence of a change of control.

Certain Relationships and Related Party Transactions

        The Company has entered into agreements pursuant to which Avion, LLC ("Avion") and AirMax, LLC ("AirMax") provide certain aviation flight services to and as requested by the Company. Such services include the use of an aircraft and flight crew. Kenneth D. Tuchman, Chief Executive Officer and Chairman of the Board of the Company, has a direct beneficial ownership interest equal to 100% in Avion. During 2002, the Company paid an aggregate of $1.8 million to Avion for services provided to the Company. Mr. Tuchman also purchases services from AirMax and from time to time and provides short-term loans to AirMax. During 2002, the Company paid to AirMax an aggregate of $1.0 million for services provided to the Company. The Audit Committee of the Board of Directors reviews those transactions quarterly and has determined that the fees charged by Avion and Airmax are at fair market value.

        During the fourth quarter of 2000, the Company and its enhansiv subsidiary, enhansiv holdings, inc. ("EHI"), executed a transaction pursuant to which all the common stock of enhansiv was sold to a group of investors. One of the EHI investors was Kenneth D. Tuchman, the Company's Chairman and Chief Executive Officer, who acquired 14.4 million shares of EHI common stock for $3.0 million, representing 42.9% of EHI in the initial transaction. Subsequent to the initial sale of common stock, EHI sold 9.6 million shares to Mr. Tuchman for $2.0 million, giving him an additional 12.1% interest in EHI. Upon Mr. Tuchman's second investment, he entered into a confirmation joinder and amendment agreement which states that for as long as Mr. Tuchman owns 50% of EHI's common stock, all action requiring stockholder approval shall require approval of holders of at least 66 2/3% of EHI common stock. The interests in enhansiv were sold to Mr. Tuchman on the same basis as other investors as negotiated by and based upon an arms-length transaction between the parties. On May 31, 2002, Kenneth D. Tuchman, the Company's Chairman and CEO, transferred his 55% ownership of EHI common stock to the Company and received no consideration in return. On October 1, 2002, the Company acquired 14.4 million shares of EHI common stock from three out of the four remaining outside shareholders for $1.75 million under an agreement negotiated at arm's length and on December 18, 2002, the Company acquired the remaining 4.8 million shares of EHI common stock from the remaining outside shareholder for $583,000 under an agreement negotiated at arm's length.

        During 2002, the Company utilized the services of Korn/Ferry International ("KFI") for executive search projects. James Barlett, Vice Chairman and a director of the Company is a director of KFI. During 2002, the Company paid approximately $700,000 to KFI for executive search services.

        On November 28, 2000, Mr. Erickson, the President and General Manager, North America, executed a promissory note for the benefit of TeleTech in the original principal sum of $150,000 together with interest on the unpaid balance at a rate of 6% per annum. The loan evidenced by the promissory note was secured by proceeds from sales by Mr. Erickson of shares of common stock issued to him upon his exercise of TeleTech stock options. Mr. Erickson satisfied his obligations and the note was cancelled in November 2001. On March 28, 2001, Mr. Erickson executed a promissory note for the benefit of TeleTech in the original principal amount of $850,000 together with interest on the unpaid balance at a rate of 8% per annum through March 28, 2002 and a rate of 12% thereafter. The loan evidenced by the promissory note is secured by a first priority lien and security interest in all bonus payments payable to Mr. Erickson, all proceeds from the exercise of stock options granted to Mr. Erickson, and any severance compensation payable to Mr. Erickson. The loan evidenced by such promissory notes were for the personal use of the employee. The largest aggregate amount outstanding during the period since inception of the loans is $904,422.00. The loan is currently in default and in addition to the repayment mechanisms described above, the Company and the officer are also working on a monthly payment plan. This loan is included in Other Assets in the accompanying consolidated balance sheets.

Compensation Committee Interlocks and Insider Participation

        Until May 2002, Rod Dammeyer and George Heilmeier served on the Compensation Committee of the Board of Directors. In May 2002, Ms. Ruth Lipper was appointed to the Board of Directors and was elected to the Compensation Committee. There were no Compensation Committee interlocks during 2002.

        TeleTech believes that all transactions disclosed above have been, and TeleTech's Board of Directors intends that any future transactions with its officers, directors, affiliates or principal stockholders will be, on terms that are no less favorable to TeleTech than those that are obtainable in arm's length transactions with unaffiliated third parties.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 ("Securities Act") or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the reports of the Audit and Compensation Committees presented below and the performance graph following the reports shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to liabilities of Section 18 of the Exchange Act except to the extent that TeleTech specifically incorporates any of them into a document filed under the Securities Act or Exchange Act.

REPORT OF THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approves and oversees the Company's compensation policy, approves salaries and annual bonuses for executive officers of the Company, including the named executive officers, and administers the Company's stock option plans and stock purchase plan. In fulfilling its responsibilities, the Compensation Committee receives significant input from the Company's Chief Executive Officer and other members of senior management. The Compensation Committee is composed of Non-Employee directors.

Compensation Policy

        Components of Compensation.    The Company's compensation policy for executive management is designed to recruit, motivate and retain highly qualified individuals by (i) rewarding individual achievement, (ii) enabling individuals to share in the risks and rewards of the Company's overall performance and (iii) paying compensation that is competitive with industry compensation levels. The key components of the Company's current compensation policy, which is designed to balance short-term and long-term considerations, are competitive salaries, annual cash performance bonuses and long-term equity incentives. In February 2001, the Compensation Committee approved a Short Term Incentive Plan ("STIP") based on certain metrics including revenue growth, operating margin, capital expenditure, earnings per share and cash flow to determine the specific amount of bonus compensation payable to any member of management. The Compensation Committee also determined that all members of management should undergo an annual performance review.

        Annual Option Grant Program.    The Company has implemented an annual option grant program pursuant to which the Company grants stock options to certain members of management. Awards are granted on a discretionary basis based upon performance evaluations of eligible employees. The Company believes that the annual option grant program is in the best interests of the Company because (i) the equity-based awards, which will vest over a four-year period after grant, will provide the recipients with an incentive to remain in the Company's employ and (ii) broader stock ownership among management level employees will more closely align their interests with the interests of the Company's stockholders.

2002 Compensation

        Annual Salaries.    The Chief Executive Officer of the Company, has authority to hire all members of executive management of the Company, subject to the Compensation Committee's approval of the compensation to be paid to such executives. Subject to the approval of the Compensation Committee, the chief Executive Officer also determines the compensation payable to persons offered executive level employment with the Company and annual salary increases for members of the Company's executive management. The Board, at the recommendation of the Compensation Committee, determines adjustments to the CEO's compensation. In determining and approving the amount of compensation for executive management, the CEO and the Compensation Committee consider factors such as the executive's contribution to the Company's overall operating effectiveness, strategic success and profitability; the executive's role in developing and maintaining key client relationships; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the executive's leadership growth and management development over the past year. The salaries of the Company's named executive officers, which are listed in the Summary Compensation Table located elsewhere in this proxy statement, are governed primarily by written employment agreements with the Company.

        Performance Bonuses.    In February 2001, the Compensation Committee adopted the STIP and implemented annual performance reviews for all of executive management. Pursuant to the STIP, cash performance bonuses for executives are determined and approved annually by the Compensation Committee based specific metrics relative to the Company's overall performance including revenue growth, operating margin, capital expenditure, earnings per share and cash flow.

        Long-Term Incentives.    Stock-based compensation is also an important element of the Company's compensation policy. Stock options are generally offered to induce an executive to accept employment with the Company and then on an annual basis to retain and motivate the management team. The Compensation Committee believes that stock options, which vest over time and are subject to forfeiture, align the interests of executive management with the interests of the Company's stockholders. The Compensation Committee also believes that substantial equity ownership by individuals in leadership positions within the Company ensure that such individuals will remain focused on building stockholder value. An executive officer level committee, consisting of the Company's Chief Executive Officer, the Company's Chief Financial Officer and the Company's General Counsel has the authority to administer the Company's stock option plans with respect to option grants of not more than 100,000 options to employees who are not executive officers. Any stock option grants in excess of 100,000 or to an executive officer must be approved by the Compensation Committee.

        Compensation of the Chief Executive Officer.    The compensation paid to Kenneth D. Tuchman, the Company's Chief Executive Officer and Chairman of the Board is governed by his employment agreement. Pursuant to his employment agreement, Mr. Tuchman is entitled to receive an annual base salary of $250,000.

        Limitations on the Deductibility of Compensation.    Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been disclosed to and approved by stockholders, by a majority of the vote in a separate stockholder vote before the payment of such compensation, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

George Heilmeier, Chairman
Rod Dammeyer
Ruth Lipper

REPORT FROM THE AUDIT COMMITTEE

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent auditors are in fact "independent."

        We perform the following functions:

  •
  provide an open avenue of communication among the Company's independent auditor, the Company's director of internal auditing and the Board of Directors.

  •
  oversee the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

  •
  confirm and assure the independence of the Company's independent auditors and the objectives of the Company's director of internal auditing.

        We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel, including the Company's director of internal auditing.

        We are also directly responsible for the appointment, compensation and oversight of the work of the independent auditors and review periodically their performance and independence from management.

        The Directors who serve on the committee are all "Independent" for purposes of the National Association of Securities Dealers' standards. That is, the Board of Directors has determined that none of us has a relationship with TeleTech that may interfere with our independence from TeleTech and its management.

        The Board of Directors has adopted a written charter for the Audit Committee.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

        On May 10, 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent auditor for the Company effective upon completion of its review of the Company's financial statements for the quarter ended March 31, 2002, and Ernst & Young LLP ("E&Y") was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint E&Y was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on May 10, 2002.

        Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years and the period from January 1, 2002 through May 10, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        This year, we reviewed the Company's financial statements and met with both management and E&Y, the Company's independent auditors, to discuss those financials statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

        We have received from and discussed with E&Y the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with E&Y any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        For the year ended December 31, 2002, we incurred fees for services from E&Y as discussed below.

  •
  Audit Fees. The aggregate fees billed for professional services rendered by E&Y for the audit of our annual financial statements and the review of the financial statements included in our Forms 10-Q for the year ended December 31, 2002 were approximately $536,000.

  •
  Financial Information, Systems Design and Implementation Fees. There were no financial information, Systems design and implementation fees in 2002.

  •
  All Other Fees. The aggregate fees billed for all other services rendered by E&Y for the year ended December 31, 2002 were approximately $814,000 including audit and audit-related fees of $607,500 and other fees of $206,500. Audit-related fees include statutory audits of subsidiaries, benefit plan audits, various attest services under professional standards, assistance with registration statements and consents. Other fees were primarily for tax services.

        The Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence and determined that it is compatible.

        Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Rod Dammeyer, Chairman
George Heilmeier
Morton Meyerson
William Linnenbringer

PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on the Company's common stock from 1997 through 2002 with the cumulative total return of the Nasdaq National Stock Market (U.S.) Index; the Russell 2000 Index; and a customized peer group (the "Peer Group"). The performance graph shows the return of $100 invested in the Company's common stock, the Nasdaq National Stock Market (U.S.) Index, the Russell 2000 Index, and the Peer Group on December 1, 1997. The Peer Group is composed of APAC Customer Services, Convergys Corporation, SITEL Corporation, Sykes Enterprises Incorporated, West Corporation, Electronic Data Systems and RMH Teleservices. Stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
AMONG TELETECH HOLDINGS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE RUSSELL 2000 INDEX AND A PEER GROUP

  *
  $100 invested on 12/31/97 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        On May 10 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent auditor for the Company effective upon completion of its review of the Company's financial statements for the quarter ended March 31, 2002, and E&Y was appointed as the new independent auditor for the Company to replace Andersen for the year ending December 31, 2002. Although not required, the

Board of Directors is submitting its selection of E&Y as the Company's independent auditors to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote by the stockholders on such ratification, the Board of Directors will review its future selection of auditors. A representative of E&Y is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote "FOR" Proposal 2.

PROPOSAL 3:
SHAREHOLDER PROPOSAL CONCERNING NORTHERN IRELAND

        The New York City Employee's Retirement System, the New York City Teacher's Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund c/o Comptroller of the City of New York, 1 Centre Street, New York City, New York 10007-2341, beneficial owners of 139,400 shares of Common Stock, have given notice of their intent to introduce the following proposal for adoption at the Annual Meeting.

        "WHEREAS, TeleTech Holdings, Inc. has a subsidiary in Northern Ireland;

        WHEREAS, securing of lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

        WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of sectarian strife;

        WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

        1.    Increasing the representation of individuals from underrepresented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

        2.    Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

        3.    The banning of provocative religious or political emblems from the workplace.

        4.    All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

        5.    Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

        6.    The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

        7.    The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

        8.    The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

        9.    The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

        RESOLVED, Shareholders request the Board of Directors to:

        1.    Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

Proponents Supporting Statement

        We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

        Implementation of the MacBride Principles by TeleTech Holdings, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

        Please vote your proxy FOR these concerns.

The Board of Director's Statement in Opposition

        The Company's TeleTech Customer Care Management (Ireland) (TCCM-I) business unit currently employs 153 people at a facility in Belfast, Northern Ireland. Neither of the two major religious groups is underrepresented in the TeleTech workforce in Belfast.

        The TCCM-I facility complies with all fair employment legislation, including requirements to register with the Equality Commission, to submit regular monitoring returns showing religious composition of the workforce and to review employment practices on a regular basis. The Equality Commission has provided training for TCCM-I management concerning fair employment practices and TCCM-I has a monitoring officer to monitor recruitment practices in accordance with Equality Commission guidelines. TCCM-I also enforces its own strict fair employment policy, which includes a prohibition of displays of religious and/or political emblems. Further, every effort is made to maintain a safe and secure workplace for employees.

        The Company has also provided information to the Equality Commission and to the Investor Responsibility Research Center concerning the employment practices of the TCCM-I facility in Northern Ireland.

        The Company's policy is to afford equal employment opportunity to qualified individuals regardless of their religion. The Company also is committed to providing to all its employees a workplace that is free from recognized safety and health hazards, and a work environment free from discrimination, harassment or personal behavior not conducive to a productive work climate. These principles are embodied in the the Company's Code of Conduct, which applies throughout the Copmany's organization worldwide, including Northern Ireland.

        Since the Company has already implemented the appropriate and legally permitted fair employment policies in Northern Ireland, the Board of Directors believes this proposal is unnecessary and therefore recommends that Stockholders vote AGAINST this proposal.

INDEPENDENT PUBLIC ACCOUNTANTS

        On May 10 2002, Andersen was dismissed as independent accountant for the Company effective upon completion of its review of the Company's financial statements for the quarter ended March 31, 2002, and E&Y was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint E&Y was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on May 10, 2002.

        Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years and the period from January 1, 2002 through May 10, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 or within the interim period through May 10, 2002.

        During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult E&Y regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulations S-K.

        As required under Securities and Exchange Commission (the "Commission") regulations, the Company provided Andersen with a copy of the Item 4 disclosure filed on Form 8-K on May 16, 2002 and requested Andersen to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in Item 4 and, if not, stating the respects in which it did not agree.

        The accounting firm of Ernst & Young LLP has acted as the Company's independent public accountants for the year ended December 31, 2002. Representatives of E&Y are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

GENERAL INFORMATION

Next Annual Meeting of Stockholders

        Notice of any stockholder proposal that is intended to be included in the Company's proxy statement and form of proxy for its next Annual Meeting of stockholders must be received by the Secretary of the Company no later than December 24, 2003. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. In addition, the persons named in the proxy for the next Annual Meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting, not described in the proxy statement for such meeting, unless the Company received written notice, on or before March 9, 2003, that such matters would be raised at the meeting. Any notices regarding stockholder proposals must be received by the Company at its principal executive offices at 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: Secretary.

Annual Report on Form 10-K

        The Company's 2002 Annual Report is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 may be obtained without charge upon request made to TeleTech Holdings, Inc., 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

By Order of the Board of Directors,

Sharon A. O'Leary Senior Vice President, General Counsel, and Secretary

Englewood, Colorado

PROOF # 3

ADMISSION TICKET
ANNUAL MEETING OF STOCKHOLDERS OF

TELETECH HOLDINGS, INC.

May 15, 2003
10:00 a.m.

TeleTech's Newgen Headquarters
10243 Genetic Center Drive
San Diego, CA 92121
800-763-9436

Please date, sign and mail your proxy card in the
enclosed envelope as soon as possible.

Please detach and mail in the envelope provided.

The Board of Directors recommends a vote FOR all Board of Directors nominees and FOR Proposal 2 and AGAINST Proposal 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	☐	KENNETH TUCHMAN
		☐	JAMES BARLETT
☐	WITHHOLD AUTHORITY	☐	ROD DAMMEYER
	FOR ALL NOMINEES	☐	GEORGE HEILMEIER
		☐	WILLIAM LINNENBRINGER
☐	FOR ALL EXCEPT	☐	RUTH LIPPER
	(See instructions below)	☐	MORTON MEYERSON
		☐	ALAN SILVERMAN
		☐	SHIRLEY YOUNG

        INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

        To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditor.	☐	☐	☐
3.	Shareholder proposal	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all of the Board of Directors nominees, "FOR" Proposal 2 and "AGAINST" Proposal 3.

I plan to attend the Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

        Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 2

PROXY	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of
TELETECH HOLDINGS, INC.

        The undersigned, having received Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH TUCHMAN and SHARON O'LEARY, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TELETECH HOLDINGS, INC. owned of record by the undersigned at the 2003 Annual Meeting of Stockholders to be held at TeleTech's Newgen headquarters located at 10243 Genetic Center Drive, San Diego, California 92121 on May 15, 2003 at 10:00 a.m. local time, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his or her sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his or her sole discretion are further authorized to vote on other matters which may properly come before the 2003 Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)

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YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
  Who Can Vote
  How You Can Vote
  Revocation of Proxies
  Required Votes
  Voting Procedures
  Costs of Proxy Solicitation
  Admission to the Annual Meeting
  Stockholder List
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  Security Ownership of Certain Beneficial Owners
  Security Ownership of Management
PROPOSAL 1: ELECTION OF DIRECTORS
  Information Concerning the Nominees for Election as Directors
  Recommendation of the Board of Directors
  Information Regarding the Board of Directors and Committees Thereof
  Compensation of Directors
  Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2002
Aggregate Option Exercises in 2002 and Fiscal Year-End Option Values
  Employment Agreements
  Executive Change of Control and Termination Arrangements
  Certain Relationships and Related Party Transactions
  Compensation Committee Interlocks and Insider Participation
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
  Compensation Policy
  2002 Compensation
REPORT FROM THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN* AMONG TELETECH HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE RUSSELL 2000 INDEX AND A PEER GROUP
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  Recommendation of the Board of Directors
PROPOSAL 3: SHAREHOLDER PROPOSAL CONCERNING NORTHERN IRELAND
  Proponents Supporting Statement
  The Board of Director's Statement in Opposition
INDEPENDENT PUBLIC ACCOUNTANTS
GENERAL INFORMATION
  Next Annual Meeting of Stockholders
  Annual Report on Form 10-K